UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 9, 2020

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50390	65-108-6538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13050 La Paloma Road, Los Altos Hills, CA 94022

(Address of Principal Executive Offices, and Zip Code)

(408) 313-5830

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On July 9, 2020, Kyto Technology and Life Science, Inc. (the “Registrant”) filed a Certificate of Designation of Class B Convertible Preferred Stock with the Delaware Secretary of State (the “Certificate of Designation”) that has the effect of designating 6,000,000 shares of preferred stock as Class B Preferred Stock.

Each share of Class B Preferred Stock ranks senior to all of the Registrant’s Common Stock and Class A Preferred Stock. Each share of Class B Preferred Stock shall be convertible: (i) at the election of each holder, into the number of shares of the Registrant’s Common Stock obtained by dividing $0.80 by the Conversion Price (as such term is defined in the Certificate of Designation); or (ii) upon the occurrence of, (A) a vote of a majority of the voting power of the outstanding Class B Preferred Stock; (B) the Registrant’s listing on the NYSE, NASDAQ, or OTC Markets; or (C) the closing of one or more of a series of financings resulting in aggregate proceeds to the Registrant of $10,000,000. Each share of Class B Preferred Stock shall vote on an as-converted to Common Stock basis.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed hereto and incorporated herein by reference as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
3.1	Class B Certificate of Designations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.
Date: July 13, 2020

By:	/s/ Paul Russo
Paul Russo Chief Executive Officer